COMPUTATION OF FULLY DILUTED EARNINGS PER
                   SHARE UNDER TREASURY STOCK METHOD SET FORTH
                  IN ACCOUNTING PRINCIPLES BOARD OPINION NO. 15

                                                                                 For Quarter Ended
                                                                    -------------------------------------------
                                                                    January 25, 1997           January 27, 1996
                                                                    ----------------           ----------------
Number of shares on which earnings (loss) per share is based:
  Average outstanding during period                                      16,984,160                 16,668,165
Add - Incremental shares under stock option and
stock purchase plans                                                      1,554,444                      4,196
Number of shares on which fully diluted
earnings (loss) per share is based                                       18,538.604                 16,672,361
                                                                         ----------                 ----------
Net earnings (loss) available to common
shareholders                                                            $ (266,000)                $ (411,000)
Net earnings (loss) on which fully diluted
earnings per share is based                                             $ (266,000)                $ (411,000)
                                                                        ----------                 ----------
Fully diluted earnings (loss) per share                                 $     (.01)                $     (.02)
                                                                        ==========                 ==========
Published earnings (loss) per share                                     $     (.02)                $     (.02)
                                                                        ==========                 ==========

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


                    COMPUTATION OF FULLY DILUTED EARNINGS PER
                   SHARE UNDER TREASURY STOCK METHOD SET FORTH
                  IN ACCOUNTING PRINCIPLES BOARD OPINION NO. 15

                                                                              For Nine Months Ended
                                                                   -------------------------------------------
                                                                   January 25, 1997           January 27, 1996
                                                                   ----------------           ----------------
Number of shares on which earnings per share is based:
  Average outstanding during period                                      16,984,160                 15,996,116
Add - Incremental shares under stock option and
stock purchase plans                                                        556,502                    324,446
Number of shares on which fully diluted
earnings (loss) per share is based                                       17,540,662                 16,320,562
                                                                         ----- ----                 ----------
Net loss available to common shareholders                             $ (1,650,000)                $  (919,000)
Net loss on which fully diluted earnings per
share is based                                                        $ (1,650,000)                $  (919,000)
                                                                      ------------                 -----------
Fully diluted earnings (loss) per share                               $       (.09)                $      (.06)
                                                                      ============                 ===========
Published earnings (loss) per share                                   $       (.10)                $      (.06)
                                                                      ============                 ===========





